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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-36079) of Metrocall, Inc. of our report dated February 13, 1996, except to NOTE M for which the date is September 30, 1996, relating to the financial statements of Parkway Paging, Inc. which is appearing in the Current Report on Form 8-K/A filed on October 1, 1996, of Metrocall, Inc. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                            /s/ HUTTON PATTERSON & COMPANY
                                          --------------------------------------
                                                HUTTON PATTERSON & COMPANY

Dallas, Texas
October 24, 1997